Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to the Form S-4 Registration Statement (333-116417) of our report dated June 4, 2004 relating to the consolidated financial statements of Modus Media, Inc., which appears in CMGI, Inc.’s Current Report on Form 8-K dated August 2, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Boston, MA
August 2, 2004